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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITOR'S CONSENT

      We consent to the incorporation by reference in this Registration Statement of Armco Inc. on Form S-4 of our reports dated February 5, 1997, incorporated by reference in the Annual Report on Form 10-K of Armco Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.



/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
September 30, 1997